Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed on September 30, 2015 (No. 333-207200) of Commerce Union Bancshares, Inc. of our reports dated March 28, 2016, with respect to the consolidated financial statements of Commerce Union Bancshares, Inc. and subsidiaries for the year ended December 31, 2015, which reports appear in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Maggart & Associates, P.C.

Maggart & Associates, P.C.

Nashville, Tennessee

March 28, 2016